UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2016

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On June 1, 2016, Assurant, Inc. (the "Company") announced the appointment of Richard Dziadzio as Executive Vice President, Chief Financial Officer and Treasurer, effective July 18, 2016, succeeding Christopher Pagano in these positions. As previously announced in September 2015, Mr. Pagano will assume the role of Executive Vice President and Chief Risk Officer, effective July 18, 2016.

Mr. Dziadzio, 52, served as Chief Financial Officer of QBE North America from August 2013 until July 2016. From April 2012 to July 2013, Mr. Dziadzio was Chief Financial Officer of ANV, a specialty underwriter. Prior to that, from 1994 to 2012, Mr. Dziadzio held a number of positions including Chief Financial Officer and Senior Executive Vice President for AXA Equitable Life Insurance Company and AXA Financial, Inc. There are no family relationships between Mr. Dziadzio and any director or executive officer of the Company and no related party transactions involving Mr. Dziadzio are reportable under Item 404(a) of Regulation S-K.

Mr. Dziadzio’s offer letter provides that he will receive the following compensation: (i) an annualized base salary of $625,000, (ii) a target annual incentive award opportunity of 100% of his annual base salary under the Company’s Executive Short Term Incentive Plan ("ESTIP") and (iii) a target long-term incentive award opportunity of 225% of his annual base salary under the Company’s Long Term Equity Incentive Plan ("ALTEIP").

Mr. Dziadzio also entered into a change in control agreement that generally provides that if, during the two-year period following a change of control (as defined in the agreement), Mr. Dziadzio’s employment is terminated by the Company without cause or terminates for good reason (each as defined in the agreement), Mr. Dziadzio would be entitled to receive a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the annual base salary plus target ESTIP award, a lump sum amount equal to (and at the same after-tax cost as) 18 months of the Company’s contributions towards welfare benefits, as well as outplacement benefits. Mr. Dziadzio is also subject to non-compete and non-solicitation provisions.

Mr. Dziadzio will also participate in the compensation and benefit programs available to the executive officers of the Company, including the Executive 401(k) Plan and executive long-term disability program, as described in the Company’s proxy statement filed on March 29, 2016.

In addition, Mr. Dziadzio will receive a one-time equity award of 10,000 restricted stock units ("RSUs") under the ALTEIP. The RSUs will vest over a five-year period, with 10% vesting on each of the first four anniversaries of the grant date and the remaining 60% vesting on the fifth anniversary. With the exception of a termination without cause, upon which the RSUs will fully vest, the vesting schedule for the RSUs is subject to Mr. Dziadzio’s continued employment through the applicable vesting dates.

Item 9.01 Financial Statements and Exhibits.

99.1 News Release, dated June 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

June 1, 2016	By:	/s/ Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated June 1, 2016